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Exhibit 1.01

    CLP 67,715,000,000

HILTON HOTELS CORPORATION

7.43% Chilean Inflation-Indexed (UF) notes due August 15, 2009

PURCHASE AGREEMENT

August 17, 2001

CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
One Cabot Square
London, England E14 4QJ

Ladies and Gentlemen:

    1.  Introductory.  Hilton Hotels Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston (Europe) Limited (the "Purchaser") a principal amount of CLP 67,715,000,000 of its 7.43% Chilean Inflation-Indexed (UF) notes due August 15, 2009 ("Offered Securities") to be issued under an indenture, dated as of April 15, 1997 (the "Indenture"), between the Company and BNY Western Trust Company, as Trustee. The United States Securities Act of 1933 is herein referred to as the "Securities Act."

    The Company hereby agrees with the Purchaser as follows:

    2.  Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Purchaser that:

      1.  A preliminary offering circular and an offering circular relating to the Offered Securities to be offered by the Purchaser have been prepared by the Company. Such preliminary offering circular (the "Preliminary Offering Circular") and offering circular (the "Offering Circular"), as supplemented as of the date of this Agreement, together with any other document approved by the Company for use in connection with the contemplated resale of the Offered Securities are hereinafter collectively referred to as the "Offering Document." On the date of this Agreement, the Offering Document does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information relating to the Purchaser furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Offering Document, on the date of this Agreement, the Company's Annual Report on Form 10-K most recently filed with the Securities and Exchange Commission (the "Commission") and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by the Company with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

      2.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the operation, ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (as hereinafter defined).

      3.  Each of Chicago Hilton LLC, Hilton Hawaii Village LLC, Hilton Illinois Corp., S.F. Hilton, Inc. and Washington Hilton, LLC (each a "Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the operation, ownership or leasing of property or the conduct of business, except where failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Document, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary of the Company was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.

      4.  The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      5.  The Offered Securities have been duly authorized and, at the Closing Date (as hereinafter defined), will have been duly executed by the Company and, when authenticated, executed, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

      6.  The Offered Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Offering Circular.

      7.  No authorization, approval or consent or order of, or filing with, any court or governmental body, agency or official is necessary in connection with the transactions contemplated by this Agreement, except such as have been obtained and made, or will be obtained or made prior to the Closing Date.

      8.  The execution and delivery of this Agreement, the Indenture and the Offered Securities by the Company, the issuance and sale of the Offered Securities, the performance of this Agreement and the Indenture, and the consummation of the transaction contemplated by this Agreement and the Indenture, will not (1) conflict with or result in a breach or violation of any of the respective charters or by-laws of the Company or any of the Subsidiaries, (2) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of

  (or the obligation to create or impose) any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to, any obligation, bond, agreement, note, debenture, or other evidence of indebtedness, or any indenture, mortgage, deed of trust or other agreement, lease or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or (3) contravene any order of any court or governmental agency, body or official having jurisdiction over the Company or any of its subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative regulation or decree or court decree applicable to the Company or any of the Subsidiaries, or any of their respective assets or properties except, in the case of clauses (2) and (3) above, for such conflicts or violations which would not, singly or in the aggregate, have a material adverse effect on the business, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole or adversely affect the validity and enforceability of the Notes (a "Material Adverse Effect").

      9.  Neither the Company nor any Subsidiary is in violation of its respective charter or by-laws or in default on the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument by which the Company or any Subsidiary or their respective property is bound except for defaults that would not have a Material Adverse Effect.

      10. This Agreement, has been duly authorized, executed and delivered by the Company.

      11. Except as would not result in a Material Adverse Effect, (i) the Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are disclosed in the Offering Document or the Exchange Act Reports incorporated therein by reference or (b) do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; (ii) all of the leases and subleases of the Company and its subsidiaries, and under which the Company or any of its subsidiaries holds properties described in the Offering Document, are in full force and effect, and (iii) neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

      12. (i) Each of the Company and its subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals or rights (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Offering Document, except as would not have, singly or in the aggregate, a Material Adverse Effect, (ii) all such Authorizations are valid and in full force and effect, except as would not have, singly or in the aggregate, a Material Adverse Effect, (iii) the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto, except as would not have, singly or in the aggregate, a Material Adverse Effect, and (iv) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Authorization and no such Authorization which is material to the Company and its subsidiaries taken as a whole contains any restrictions that are materially burdensome to the Company and its subsidiaries taken as a whole.

      13. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, other than those which would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, other than those which would not singly or in the aggregate, result in a Material Adverse Effect.

      14. Except as disclosed in the Offering Document or in the Exchange Act Reports incorporated therein by reference and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any U.S. Federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

      15. There is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of its subsidiaries, or any of their respective assets or properties, which would be required to be disclosed in the Offering Document if it were a prospectus subject to the Securities Act and is not disclosed either in the Offering Document or in the Exchange Act Reports incorporated therein by reference, or which have, or which would result in, singly or in the aggregate, a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the Company's performance of its obligations pursuant to this Agreement or the transactions contemplated hereby, and to the best of the Company's knowledge, no such action, suit, or proceeding is contemplated or threatened.

      16. The consolidated financial statements, together with related schedules and notes, set forth or incorporated by reference in the Offering Document, fairly present the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates indicated and the results of their respective operations and their respective cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods (except as may be indicated in the notes thereto).

      17. Subsequent to the respective dates as of which information is presented in the Offering Document (exclusive of any amendment or supplement after the date of this Agreement), neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries, taken as a whole, nor entered into any transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change or any development which would involve a material adverse change, in the business, results of operations, condition (financial or otherwise), or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change").

      18. The Company is not, and upon the issuance and sale of the Offered Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Document will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

      19. No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

      20. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof (except that no representation or warranty is made with respect to the effect of the Company's sale on August 14, 2001 of $200,000,000 aggregate principal amount of its 8% Quarterly Interest Bonds due 2031 on the availability of the exemption from registration provided by Section 4(2)) and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

      21. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S ("Regulation S") under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

      22. Neither the Company, nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

      23. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Circular in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Document or the Exchange Act Reports or pursuant to the exercise of convertible securities or options referred to in the Offering Document or the Exchange Act

  Reports). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

      24. No form of general solicitation or general advertising (as defined in Regulation D under the Securities Act) was used by the Company or any of its respective representatives (other than the Purchaser, as to whom the Company makes no representation) in connection with the offer and sale of the Offered Securities contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Offered Securities have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

      25. The Offered Securities offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

      26. The sale of the Offered Securities pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Securities Act.

    3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Offered Securities at a purchase price of 99.375% of the principal amount thereof plus accrued interest from August 23, 2001 to the Closing Date.

    The Company will deliver against payment of the purchase price the Offered Securities to be purchased by the Purchaser hereunder and to be offered and sold by the Purchaser in reliance on Regulation S (the "Regulation S Securities") in the form of one or more global securities in registered form without interest coupons (the "Regulation S Global Securities") which will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking S.A., ("Clearstream, Luxembourg") and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Securities shall include the legend regarding restrictions on transfer set forth under "Transfer Restrictions" in the Offering Document. Until the termination of the restricted period (as defined in Regulation S) with respect to the offering of the Offered Securities, interests in the Regulation S Global Securities may only be held by the DTC participants for Euroclear and Clearstream, Luxembourg. Interests in any permanent global securities will be held only in book-entry form through Euroclear, Clearstream, Luxembourg or DTC, as the case may be, except in the limited circumstances described in the Offering Document.

    Payment for the Regulation S Securities shall be made by the Purchaser in Federal (same day) funds by official check or checks or wire transfer to an account at a bank acceptable to the Purchaser at the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP, at 9:00 a.m., (New York time), on August 23, 2001, or at such other time not later than seven full business days thereafter as the Purchaser and the Company determine, such time being herein referred to as the "Closing Date," against delivery to the Trustee as custodian for DTC of the Regulation S Global Securities representing all of the Regulation S Securities for the respective accounts of the DTC participants for Euroclear and Clearstream, Luxembourg. The Regulation S Global Securities will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

    4.  Representations by Purchaser; Resale by Purchaser.

      1.  The Purchaser represents and warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

      2.  The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. The Purchaser represents and agrees that it has offered and sold the Offered Securities, and will offer and sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 under the Securities Act. Accordingly, neither the Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities as part of its distribution, and the Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, the Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

    "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S under the Securities Act. Terms used above have the meanings given to them by Regulation S."

      Terms used in this subsection (b) have the meanings given to them by Regulation S.

      3.  The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

      4.  The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities as part of its distribution in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

      5.  The Purchaser represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

    5.  Certain Agreements of the Company.  The Company agrees with the Purchaser that:

      1.  The Company will advise the Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Purchaser's consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company promptly will notify the Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission. Neither the Purchaser's consent to, nor the Purchaser's delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

      2.  The Company will furnish to the Purchaser copies of any preliminary offering circular, the Offering Document and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Purchaser requests, and the Company will furnish to the Purchaser on the date hereof six copies of the Offering Document signed by a duly authorized officer of the Company, one of which will include the independent accountants' reports therein manually signed by such independent accountants. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Purchaser and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchaser all such documents.

      3.  The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in Chile as the Purchaser designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in Chile.

      4.  Upon receipt of the written request of the Purchaser, during the period of five years hereafter, the Company will furnish to the Purchaser as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year and the Company will furnish to the Purchaser as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

      5.  During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

      6.  During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

      7.  During the period of two years after the Closing Date, the Company will not be or become, an open end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act.

      8.  The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of any advertising approved by the Company in connection with the issue of the Offered Securities; (iv) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in Chile as the Purchaser designates and the printing of memoranda relating thereto; (v) for any fees charged by investment rating agencies for the rating of the Offered Securities; and (vi) for expenses incurred in distributing preliminary offering circulars and the Offering Document (including any amendments and supplements thereto) to the Purchaser.

      9.  In connection with the offering, until the Purchaser shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

      10. From the date hereof through the Closing Date, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Chilean peso denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue of the Offered Securities. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities; provided, however, that the Company may sell $200,000,000 aggregate principal amount of its 8% Quarterly Interest Bonds due 2031.

      11. The Company will not claim voluntarily, and it will actively resist any attempts to claim, the benefit of any usury laws against the holders of the Offered Securities.

      12. The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Offering Circular under "Use of Proceeds."

      13. The Company will obtain the approval of DTC for "book-entry" transfer of the Offered Securities and will comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Offered Securities by DTC for "book-entry" transfer.

    6.  Conditions of the Obligations of the Purchaser.  The obligations of the Purchaser to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

      1.  The Purchaser shall have received, on each of the date hereof and at the Closing Date, a letter dated the date hereof and the Closing Date, respectively, in form and substance satisfactory to the Purchaser from Arthur Andersen LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Offering Document.

      2.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S., Chilean or other or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities; or (f) any change in Chilean law or regulation (or the interpretation thereof) affecting the attractiveness of the Offered Securities to Chilean pension funds.

      3.  The Purchaser shall have received an opinion, dated the Closing Date, of Gibson, Dunn & Crutcher, counsel for the Company, as follows:

    1.
    This Agreement has been duly authorized, executed and delivered by the Company;

    2.
    The Offered Securities constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Offered Securities are in the form contemplated by the Indenture;

    3.
    The Indenture constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

    4.
    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal, New York, or California court or governmental authority or agency is legally required for the execution and delivery of this Agreement or the Indenture or in connection with the offering, issuance or sale of the Offered Securities under this Agreement, other than those which have been obtained, or as may be required under state securities or blue sky laws;

    5.
    The Offered Securities being sold pursuant to this Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Circular under the headings "Description of Notes" and "Description of the Indenture";

    6.
    The Company is not, and upon the issuance and the sale of the Offered Securities and the application of the net proceeds therefrom as described in the Offering Circular will not be, an "investment company" or an entity "controlled by" an "investment company" as such terms are defined in the 1940 Act;

    7.
    Such counsel have no reason to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular; and

    8.
    It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities by the Company to the Purchaser pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchaser in the manner contemplated by this Agreement, to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

      4.  The Purchaser shall have received an opinion, dated the Closing Date, of Madeleine A. Kleiner, General Counsel for the Company, as follows:

    1.
    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

    2.
    The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, operation or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect;

    3.
    Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, operation or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Offering Document, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any securityholder of such Subsidiary;

    4.
    The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Document (except where the lack of such power or authority would not have a Material Adverse Effect) and to enter into and perform its obligations under this Agreement;

    5.
    This Agreement has been duly authorized, executed and delivered by the Company;

    6.
    The Offered Securities have been duly authorized by the Company for issuance and sale to the Purchaser pursuant to this Agreement.

    7.
    The documents incorporated by reference in the Offering Circular since January 1, 2001 (other than financial statements and notes thereto, schedules and other financial data included in, incorporated by reference in or omitted therefrom, as to which such counsel expresses no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder;

    8.
    To the best of such counsel's knowledge, no default exists and no event has occurred that with notice, lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement to which the Company or the Subsidiaries are a party or by which any of them is bound, which default is or would result in a Material Adverse Effect;

    9.
    The Indenture has been qualified under the Trust Indenture Act, and has been duly authorized, executed and delivered by the Company;

    10.
    The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated by this Agreement and the Indenture (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Offered Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations;

    11.
    To the best of such counsel's knowledge and except as disclosed in the Offering Document (A) there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations of the Company and its subsidiaries taken as a whole or the consummation of the transactions contemplated under this Agreement, the Indenture or the performance by the Company of its obligations thereunder, (B) no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, except for defaults that would not have a Material Adverse Effect and (C) the Company is not in violation of its charter or by-laws;

    12.
    All descriptions in the Offering Document as of their dates, of statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown. To the best knowledge of such counsel, there is no litigation or governmental proceeding or investigation, pending or threatened, that would be required to be described in the Offering Document if it were a prospectus subject to the requirements of the Securities Act that is not described in the Offering Document or the Exchange Act Reports incorporated therein by reference;

    13.
    The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Circular in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Offering Document or the Exchange Act Reports or pursuant to the exercise of convertible securities or options referred to in the Offering Document or the Exchange Act Reports). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company;

    14.
    To the best of such counsel's knowledge, each of the Company and the Subsidiaries has such Authorizations from all regulatory or governmental officials, bodies and tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Offering Document, except where the failure to obtain such Authorizations would not have, singly or in the aggregate, a Material Adverse Effect; and

    15.
    Such counsel has no reason to believe that the Offering Circular, or any amendment or supplement thereto, or any Exchange Act Report as of the date hereof and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Offering Circular.

      5.  The Purchaser shall have received an opinion, dated the Closing Date, of Claro y Cia., special counsel for the Purchaser as follows:

    1.
    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Chilean court or governmental authority or agency is legally required for the execution and delivery of the Purchase Agreement by the Company and the Purchaser or the Indenture by the Company or in connection with the offering, issuance or sale of the Notes by the Company to the Purchaser or the offer and resale of the Notes by the Purchaser to Chilean Administradoras de Fondos de Pensiones ("AFPs"), other than those which have been obtained;

    2.
    The offer and sale of the Notes by the Company to the Purchaser and the offer and resale of the Notes by the Purchaser to Chilean AFPs will not contravene any Applicable Law of the Republic of Chile. "Applicable Law" shall mean those laws, rules and regulations (and the interpretations thereof) of the Republic of Chile and any governmental or regulatory authority thereof, which are applicable to transactions of the type contemplated by the Purchase Agreement, the Notes and the offer and resale of the Notes to Chilean AFPs by the Purchaser (including without limitation currency controls and securities laws and the laws governing Chilean AFPs);

    3.
    All descriptions of any Applicable Law of the Republic of Chile contained in the Offering Circular are accurate and complete and there is no provision of any Applicable Law of the Republic of Chile required to be stated therein that is not so stated and the Company is entitled to rely on the opinion rendered in this subparagraph (iii);

    4.
    It is not necessary in connection with (i) the offer, sale and delivery of the Notes by the Company to the Purchaser pursuant to the Purchase Agreement or (ii) the resales of the Notes by the Purchaser to Chilean AFPs, to register or qualify the Notes, or the transactions engaged in by the Company or the Purchaser with respect to the Notes, under applicable Chilean securities laws or take any other action in connection with applicable Chilean securities laws, other than those which have been made.

      In rendering such opinion, Claro y Cia. may rely as to matters governed by New York and Delaware law, and the federal laws of the United States of America upon the opinions of Gibson, Dunn & Crutcher and Madeleine A. Kleiner referred to above.

      6.  The Purchaser shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Circular, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchaser and the resales by the Purchaser as contemplated hereby and other related matters as the Purchaser may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to the incorporation of the Company and all other matters governed by Delaware law upon the opinions of Gibson, Dunn & Crutcher and Madeleine A. Kleiner referred to above.

      7.  The Purchaser shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Offering Document or as described in such certificate.

      8.  The Purchaser shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

      The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests.

    7.  Indemnification and Contribution.  (a) The Company will indemnify and hold harmless the Purchaser, its partners, directors and officers and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular or the Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information relating to the Purchaser furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

      1.  The Purchaser will indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to the Purchaser furnished to the Company by the

  Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the Purchaser has not furnished any information for inclusion in the Offering Document; provided, however, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform its obligations under Section 5(a) of this Agreement.

      2.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above unless it materially prejudices the indemnifying party in the exercise of its rights hereunder. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

      3.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      4.  The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

    8.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchaser pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because the occurrence of any event specified in clause (C), (D) or (E) of Section 6(b)(ii), the Company will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Securities.

    9.  Notices.  All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or telegraphed and confirmed to the Purchaser, c/o Credit Suisse First Boston (Europe) Limited, One Cabot Square, London, England, Attention: Andrew Downes, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Hilton Hotels Corporation, 9336 Civic Center Drive, Beverly Hills, California 90210, Attention: General Counsel; provided, however, that any notice to the Purchaser pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to the Purchaser.

    10.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties thereto.

    11.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

    12.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law.

    The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

    If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

Very truly yours,
HILTON HOTELS CORPORATION

By /s/ MARIEL C. ALBRECHT

Mariel C. Albrecht Senior Vice President and Treasurer
The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

By /s/ RICHARD MCLOUGHLIN

By /s/ ANDREW WALTON

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PURCHASE AGREEMENT